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                                                                Exhibit 10(g)
                 INTERoACT SYSTEMS, INCORPORATED
              1996 NONQUALIFIED STOCK OPTION PLAN

     1. Purpose. The 1996 Nonqualified Stock Option Plan (the "Plan") of InteroAct Systems, Incorporated, a North Carolina corporation (the "Company"), is intended to allow certain key employees, officers and directors, and certain consultants and advisers and independent contractors who have rendered or will render bona fide services to or on behalf of the Company and its subsidiaries to have an opportunity to acquire an ownership interest in the Company as an additional incentive to attract and retain such persons and to encourage them to promote the Company's business.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company or, upon determination by the Board of Directors, a committee (the "Committee"), which shall consist of not less than three nonemployee directors of the Company. No member of the Board of Directors of the Company or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any option granted thereunder. In addition, directors, including Committee members, shall be eligible for indemnification from the Company, pursuant to the Company's bylaws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against them or any of them claiming any rights or remedies due to their participation in the administration of the Plan.

     3.   Authority of Board of Directors and Committee.

          (a) Subject to the other provisions of this Plan, the Board of Directors of the Company or the Committee shall have sole authority in its absolute discretion: to grant options under the Plan; to determine the number of shares subject to any option under the Plan; to fix the option price and the duration of each option; to establish any other terms and conditions of options; to accelerate the time at which any outstanding option may be exercised; and to terminate the Plan.

          (b) Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Board of Directors or the Committee shall have sole authority in its absolute discretion: to construe and interpret the Plan; to define the terms used herein; to prescribe, amend, and rescind rules and regulations relating to the Plan; to make any other determinations; and to do everything necessary or advisable to administer the Plan.

          (c) All decisions, determinations, and interpretations made by the Board of Directors or the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

     4. Shares Subject to the Plan. The maximum aggregate number of shares of Common Stock available pursuant to the Plan, subject to adjustment as provided in Section 8 of this Plan, shall be 500,000 shares of the Company's common stock, no par value (the "Common Stock"). If any option granted pursuant to the Plan expires or terminates for any reason before it has been exercised in full, the unpurchased shares subject to that option shall again be available

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for the purposes of the Plan.  The Company, during the term of this
Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Authorized but unissued shares of the Company shall also be subject to issuance under the Plan.

     5. Terms and Conditions of Options. Stock options granted under the Plan shall be evidenced by agreements in such form as the Board of Directors or the Committee may from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each option shall state the number of shares to which it pertains.

          (b) Option Price. Each option shall state the option price, which may be less than the fair market value (as hereinafter defined) per share of the Common Stock at the time the option is granted, provided, however, that no option may be granted at an exercise price of less than $5.50 per share (as the same may be adjusted from time to time pursuant to Section 8 of this Plan).

          (c) Exercise of Options. Except as otherwise provided in this Plan or in the applicable option agreement, each option shall be exercisable in installments as follows:

               (i) up to 20% of the total shares subject to the option at any time after one year from the date of grant and prior to termination of the option;

               (ii) up to 40% of the total shares subject to the option (less any shares previously purchased pursuant to the option) at any time after two years from the date of grant and prior to termination of the option;

               (iii) up to 60% of the total shares subject to the option (less any shares previously purchased pursuant to the option) at any time after three years from the date of grant and prior to termination of the option; and

               (iv) up to 80% of the total shares subject to the option (less any shares previously purchased pursuant to the option) at any time after four years from the date of grant and prior to termination of the option; and

               (v) in full at any time after five years from the date of grant and prior to termination of the option.

     Not less than 100 shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the option at that time. No option may be exercised for any fraction of a share of Common Stock.

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          (d)  Written Notice and Payment Required.  An option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise has been received by the Company at its principal office from the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or, unless prohibited by the applicable option agreement, by shares of Common Stock or by a combination of cash, check, and (unless prohibited by the applicable option agreement) shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Board of Directors on the basis of such factors as it deems appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and further provided that if at the time the determination of fair market value is made, the Common Stock is admitted to trading on a national securities exchange for which sales prices are regularly reported, fair market value shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day (or most recent trading day preceding the day on which the option is exercised). For purposes of this Plan, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

          (e) Compliance With Securities Laws. The options granted under the Plan and the shares issuable pursuant to the Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake any such registrations. Shares of Common Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Board of Directors may also require an optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by this Plan.

          (f) Transferability of Options.    Options granted pursuant to
     this Plan may not be

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     sold, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution except for immediate family transfers. For purposes of this paragraph (f), "immediate family transfers" shall mean transfers, without consideration, to (i) a member of the Optionee's immediate family, (ii) a trust the beneficiaries of which consist solely of the Optionee and/or members of his immediate family, or (iii) a partnership, limited liability company or similar entity all of the members, partners and beneficiaries of which consist solely of the Optionee and/or members of his immediate family. For purposes of this paragraph
     (f), members of the Optionee's immediate family include his or her spouse, children, parents and siblings, and the spouses and lineal descendants of such persons. Immediate family transfers may be limited by the provisions of the applicable option agreement.

          (g) Duration of Options. Each option and all rights thereunder granted pursuant to the terms of this Plan shall expire on the date specified in the applicable option agreement, but in no event shall any option expire later than 10 years from the date on which the option is granted.

          (h)  Termination of Employment, Disability or Death.

               (i) Unless otherwise provided in the applicable option agreement, if an optionee ceases to be employed by the Company, its parent, or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which
          Section 424(a) of the Code applies), for any reason other than disability or death, his or her option may be exercised at any time up to three months after the date of termination of employment.

               (ii) Unless otherwise provided in the applicable option agreement, if an optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company, or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), the option may be exercised at any time within three months after the date of termination of employment due to disability.

               (iii) Unless otherwise provided in the applicable option agreement, if an optionee dies while employed by the Company, its parent or any of its subsidiaries, (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), his or her option shall expire one year after the date of death. During this period, the option may be exercised, except as otherwise provided in the applicable option agreement, by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and

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          distribution.

               (iv) Any option that may be exercised for a period following termination of the optionee's employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the option would expire by its terms without regard to such termination.

          (i) Option Agreements. The option agreements authorized under the Plan may differ from one another and shall contain such other provisions not inconsistent with the Plan as the Board of Directors or the Committee may in its discretion deem advisable from time to time, including, without limitation, conditions precedent to the exercise of the option covered by any agreement, which conditions may include the satisfaction of specified performance criteria by the Company or the optionee.

     6. Tax Withholding. The exercise of any option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

     7. Employment. Nothing in the Plan or in any option shall confer upon any eligible employee, director, advisor or consultant any right to continued employment by, or relationship with the Company, as the case may be, or by its parent or subsidiary corporations, or limit in any way the right of the Company or its parent or subsidiary corporation at any time to terminate or alter the terms of that employment or relationship.

     8.   Adjustments.

          (a) If the shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, the Board of Directors shall make an appropriate and proportionate adjustment in the maximum number and kind of shares as to which options and stock bonuses may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options that shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Section 8(a), any fractional shares shall be disregarded.

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          (b)  In the event of a consolidation or a merger in which the
     Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer approved by the Board of Directors, all outstanding options, unless the applicable option agreement provides otherwise, shall become exercisable in full immediately prior to the effective date of any such transaction, regardless of the exercise schedule.

     9. Effective Date of Plan. The Plan shall be effective June 14, 1996, the date of adoption of the Plan by the Board of Directors of the Company, subject to approval of the Plan by the shareholders of the Company by either (a) the vote of the holders of no less than the majority of the Company's Common Stock present or represented at a meeting of shareholders duly called and held, or (b) unanimous written consent, in either case prior to June 14, 1997.

     10. Termination and Amendment of Plan. The Plan may be terminated at any time by the Board of Directors. Unless sooner terminated, the Plan shall terminate June 13, 2006. No options shall be granted under the Plan after the Plan is terminated. Subject to the limitation contained in Section 11, the Board of Directors may at any time amend or revise the terms of the Plan, including the form and substance of the option agreements to be used hereunder; provided that no amendment or revision shall (a) increase the maximum aggregate number of shares subject to this Plan, except as permitted under Section 8; (b) change the minimum purchase price for shares subject to options granted under the Plan; (c) extend the maximum term established under the Plan for any option; or (d) permit the granting of an option to anyone other than as provided in the Plan.

     11. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the person who has received an option, alter or impair any of that person's rights or obligations under any option granted under the Plan prior to such amendment, suspension, or termination.

     12. Tax Reimbursement. In view of the federal and state income savings expected to be realized by the Company by reason of exercise of a nonqualified option granted pursuant to this Plan, the Board of Directors or the Committee may, in its discretion, grant nonqualified options the terms of which provide that, upon exercise, the Company will make a cash compensation payment to the optionee (or his personal representatives or heirs). The basis for determining the amount of such cash payment shall be specified in the applicable option agreement. No person subject to the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be entitled to the payment authorized by this Section 12, except with respect to options that are exercised during the period beginning on the third business day and ending on the twelfth business day following release of quarterly or annual summary statements of sales and earnings of the Company or any successor of the Company which assumes the obligations of the Company hereunder.

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     13.  Termination of Nonemployee Relationships with the Company.  If a nonemployee optionee ceases to serve the Company in the capacity which made the optionee eligible to receive options pursuant to this Plan, then the optionee's rights upon such termination shall be governed in the manner of an optionee's rights upon termination of employment as set forth in this Plan.



     IN WITNESS WHEREOF, this InteroAct Systems, Incorporated 1996 Nonqualified Stock Option Plan is executed on behalf of the Company as of August 26, 1996 and reflects all amendments effective through such date.

                              INTERoACT SYSTEMS, INCORPORATED


                              By:______________________________________
                                               President






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